Filed in the Office of	Business Number E5767172020-9
Barbara K. Cegavske	Filing Number 20200576716
Secretary of State State Of Nevada	Filed On 3/30/2020 12:51:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ____________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Cannabis Global, Inc.

2. Registered Agent for Service of Process: (Check only one box)

[ ] Commercial Registered Agent: (name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

Registered Agents, Inc.
Name of Registered Agent OR Title of Office or Position with Entity

401 Ryland Street, Ste. 200-A	Reno	Nevada	89502
Street Address	City		Zip Code
401 Ryland Street, Ste. 200-A	Reno	Nevada	89502
Mailing Address (if different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X *Bill Hamm* 3/18/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes OR [ ] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78. Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name / Street Address	City	State	Zip/Postal Code	Country
1)	Arman Tabatabaei 520 S. Grand Ave. #320	Los Angeles	CA	90071	USA
2)	Robert L. Hymers, III 520 S. Grand Ave. #320	Los Angeles	CA	90071	USA
3)	Edward Manolos 520 S. Grand Ave. #320	Los Angeles	CA	90071	USA

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 290,000,000 Par value: $0.0010000000 Number of Common shares with Par value: 14,833,128 Par value: $0.0010000000 Number of Preferred shares with Par value: 10,000,000 Par value: $0.0001000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.**	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. TAD MAILANDER (Name) — USA (Country) 945 4TH AVENUE, #311 (Address) — SAN DIEGO (City) — CA (State) — 92101 (Zip/Postal Code) X [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Additional Director: Dan Van Nguyen, 520 S. Grand Avenue, #320, Los Angeles, CA 90071 USA

Nevada Registered Agent Acceptance Form Executed and filed herewith.

This form must be accompanied by appropriate fees.